Exhibit 99.2

SUNRISE SENIOR LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except per share and share amounts)	Historical December 31, 2011	Pro Forma Adjustments		Pro Forma December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$49,549			$49,549
Accounts receivable, net	38,251	229	(1)	38,480
Income taxes receivable	2,287			2,287
Due from unconsolidated communities	17,926	(2,143	)(1)	15,783
Deferred income taxes, net	19,912			19,912
Restricted cash	47,873			47,873
Assets held for sale	1,025	4,729	(1)	5,754
Prepaid expenses and other current assets	12,290	47	(1)	12,337

Total current assets	189,113			191,975
Property and equipment, net	624,585	119,675	(1)	744,260
Intangible assets, net	38,726			38,726
Investments in unconsolidated communities	42,925			42,925
Restricted cash	183,622	1,414	(1)	185,036
Restricted investments in marketable securities	2,479			2,479
Assets held in the liquidating trust	23,649			23,649
Other assets, net	13,269	43	(1)	13,312

Total assets	$1,118,368			$1,242,362

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$77,861			$77,861
Outstanding draws on bank credit facility	39,000			39,000
Liquidating trust notes, at fair value	26,255			26,255
Accounts payable and accrued expenses	134,157	2,932	(1)	137,089
Due to unconsolidated communities	404			404
Deferred revenue	11,804	1,216	(1)	13,020
Entrance fees	19,618			19,618
Self-insurance liabilities	42,004			42,004

Total current liabilities	351,103			355,251
Debt, less current maturities	450,549	118,170	(1)	568,719
Investment accounted for under the profit-sharing method	12,209			12,209
Self-insurance liabilities	43,611			43,611
Deferred gains on the sale of real estate and deferred revenues	8,184	(2,539	)(1)	5,645
Deferred income tax liabilities	19,912			19,912
Interest rate swap	21,359			21,359
Other long-term liabilities, net	109,548			109,548

Total liabilities	1,016,475			1,136,254

Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—			—
Common stock, $0.01 par value, 120,000,000 shares authorized, 57,640,010 shares issued and outstanding, net of 509,577 treasury shares	576			576
Additional paid-in capital	487,277			487,277
Retained loss	(385,294)	4,215	(2)	(381,079)
Accumulated other comprehensive income	(5,932)			(5,932)

Total stockholders’equity	96,627			100,842

Noncontrolling interests	5,266			5,266

Total equity	101,893			106,108

Total liabilities and equity	$1,118,368			$1,242,362

See accompanying notes to the unaudited pro forma consolidated financial statements.

SUNRISE SENIOR LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011

(In thousands, except per share amounts)	Historical Twelve Months Ended December 31, 2011	Pro Forma Adjustments		Pro Forma Twelve Months Ended December 31, 2011
Operating revenue:
Management fees	$96,132	(1,823	)(3)	$94,309
Buyout fees	3,685			3,685
Resident fees for consolidated communities	464,064	25,478	(4)	489,542
Ancillary fees	30,544			30,544
Professional fees from development, marketing and other	2,498			2,498
Reimbursed costs incurred on behalf of managed communities	715,290	(14,503	)(5)	700,787

Total operating revenues	1,312,213	9,152		1,321,365
Operating expenses:
Community expense for consolidated communities	333,491	17,816	(6)	351,307
Community lease expense	76,444			76,444
Depreciation and amortization	37,523	3,940	(7)	41,463
Ancillary expenses	28,396			28,396
General and administrative	114,474			114,474
Carrying costs of liquidating trust assets	2,456			2,456
Provision for doubtful accounts	3,802	62	(6)	3,864
Gain on financial guarantees and other contracts	(2,100)			(2,100)
Impairment of long-lived assets	12,734			12,734
Costs incurred on behalf of managed communities	719,159	(14,503	)(5)	704,656

Total operating expenses	1,326,379	7,315		1,333,694

(Loss) income from operations	(14,166)	1,837		(12,329)
Other non-operating income (expense):
Interest income	2,060			2,060
Interest expense	(18,320)	(7,188 (777	)(8) )(9)	(26,285)
Gain on fair value of pre-existing equity interest from a business combination	11,250			11,250
Gain on fair value of liquidating trust notes	88			88
Other expense	(615)			(615)

Total other non-operating expense	(5,537)	(7,965)		(13,502)
Gain on the sale and development of real estate and equity interests	8,185			8,185
Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities	2,629	1,546	(10)	4,175
Loss from investments accounted for under the profit-sharing method	(9,806)			(9,806)

(Loss) income from continuing operations before benefit from income taxes	(18,695)	(4,582)		(23,277)
Provision for income taxes	(1,771)		(11)	(1,771)

(Loss) income from continuing operations	$(20,466)	$(4,582)		$(25,048)

Earnings per share data:
Basic net loss per common share
Loss from continuing operations	$(0.39)	$(0.08)		$(0.47)

Diluted net loss per common share
Loss from continuing operations	$(0.39)	$(0.08)		$(0.47)

Weighted-average shares outstanding — basic	56,725			56,725
Weighted-average shares outstanding — diluted	56,725			56,725

See accompanying notes to the unaudited pro forma consolidated financial statements.

SUNRISE SENIOR LIVING INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of our operations or financial position would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results or financial position. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that our management believes to be reasonable.

Note 2 – Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at December 31, 2011 reflects the March 20, 2012 acquisition of the assets of MetSun Two Pool Two, LLC and MetSun Three Pool One, LLC.

1)	Record assets acquired and liabilities assumed at fair value.

2)	Record gain on fair value of the membership interest in MetSun Two Pool Two, LLC and MetSun Three Pool One, LLC.

The unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2011 reflects the following adjustments as if the acquisition of assets of MetSun Two Pool Two, LLC and MetSun Three Pool One, LLC had occurred on January 1, 2011.

3)	Eliminate management fees earned from acquired assets.

4)	Record resident fee revenue.

5)	Eliminate revenue and expense associated with reimbursed costs.

6)	Record operating expenses related to acquired assets.

7)	Record depreciation associated with the acquired real estate assets.

8)	Record interest expense associated with the debt assumed in the transaction.

9)	Record amortization of the fair value adjustment of the loan.

10)	Eliminate equity in earnings associated with the acquired assets.

11)	As our net deferred tax asset is offset by a full valuation allowance, no pro forma taxes have been attributed to the acquisition.